Exhibit 4.1

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) TO STOCKHOLDERS AGREEMENT is made and entered into as of this 12th day of June, 2014, by and among Par Petroleum Corporation, a Delaware corporation (the “Company”), and certain holders of the Company’s common stock, $.01 par value per share (“Common Stock”) listed on the signature pages hereto.

RECITALS:

WHEREAS, pursuant to Section 6.8 of the Stockholders Agreement dated August 31, 2012 (the “Stockholders Agreement”), by and among the Company, certain holders of the Common Stock listed on Schedule A thereto (the “Key Holders”), and any subsequent investors, or transferees, who become parties thereto as “Investors” pursuant to Sections 6.1 and 6.2 of the Stockholders Agreement (the “Investors,” and together collectively with the Key Holders, the “Stockholders”), the Stockholders Agreement may be amended or modified by the Company with the approval of the board of directors (the “Board”) of the Company and the holders of sixty-seven percent (67%) of the Shares (as defined in the Stockholders Agreement) of Common Stock then held by the Key Holders; and

WHEREAS, the Key Holders listed on the signature pages hereto desire to enter into the First Amendment to amend their rights to designate certain members of the Board, as well as certain related rights.

NOW, THEREFORE, the parties hereto agree to amend the Stockholders Agreement as follows:

I. Amendment to the Stockholders Agreement:

1. Section 1.1 of the Stockholders Agreement is hereby amended and restated in its entirety and replaced with the following:

“Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at seven (7) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.”

2. The last sentence of Section 1.2(a) of the Stockholders Agreement is hereby deleted in its entirety.

3. The last sentence of Section 1.2(b) of the Stockholders Agreement is hereby deleted in its entirety.

4. Section 1.2(c) of the Stockholders Agreement is hereby amended and restated in its entirety and replaced with the following:

“One (1) individual (the “Independent Designee”) designated jointly by Whitebox, ZCOF and Waterstone Capital Management, L.P. (“Waterstone”) in the two-year period following the Effective Date, so long as Whitebox, ZCOF, Waterstone and/or their Affiliates collectively hold at least twenty percent (20%) of the outstanding Shares of Common Stock. In the event that the Key Holders are no longer collectively holders of at least twenty percent (20%) of the outstanding Shares of Common Stock during such two-year period, then the Independent Designee shall be designated by holders of a majority of the then outstanding Shares of Common Stock. In addition, in the event that any of the Key Holders (together with its Affiliates) individually no longer holds at least five percent (5%) of the Shares of Common Stock during such two-year period, then such Key Holder shall no longer be entitled to jointly designate the Independent Designee, which Independent Designee shall thereafter be designated by the remaining Key Holders who are still entitled to appoint the Independent Designee. Following such two year period, there will no longer be an Independent Designee.

5. Section 1.2 of the Stockholders Agreement is hereby amended to add a new subsection (d) as follows:

“(d) Two (2) individuals designated by the Board or a committee thereof in the two-year period following the Effective Date, and after such two-year period the Board or a committee thereof shall designate three (3) individuals (collectively, the “Board Designees”); and”

6. Section 1.2(d) of the Stockholders Agreement is hereby amended to be Section 1.2(e).

7. Section 1.4 of the Stockholders Agreement is hereby amended to delete the references to “or Section 1.6” in their entirety.

8. Section 1.6 of the Stockholders Agreement is hereby deleted in its entirety.

9. Section 1.7 of the Stockholders Agreement is hereby deleted in its entirety.

II. General Provisions

1. In case of conflict between this First Amendment and the Stockholders Agreement, this First Amendment shall control.

2. The Stockholders Agreement, except as expressly amended hereby, shall remain in full force and effect.

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3. Incorporation of Certain Information by Reference. The provisions of Sections 6.4, 6.14 and 6.18 of the Stockholders Agreement captioned “Governing Law,” “Dispute Resolution” and “Costs of Enforcement,” respectively, are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this First Amendment mutatis mutandis.

4. Counterparts. This First Amendment may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which together constitute one and the same instrument.

[Signature appears on following page]

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IN WITNESS WHEREOF, the parties have executed this First Amendment to Stockholders Agreement as of the date first written above.

COMPANY

PAR PETROLEUM CORPORATION

By:	/s/ William Monteleone
Name:	William Monteleone
Title:	Chief Executive Officer

KEY HOLDERS

ZELL CREDIT OPPORTUNITIES FUND, L.P.

By:	/s/ John D. Wasserman
Name:	John D. Wasserman
Title:	Authorized Signatory

ZCOF PAR PETROLEUM HOLDINGS, LLC

By:	/s/ John D. Wasserman
Name:	John D. Wasserman
Title:	Authorized Signatory

WATERSTONE OFFSHORE ER FUND, LTD

By:	Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name:	Martin Kalish
Title:	Chief Operating Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

PRIME CAPITAL MASTER SPC, GOT
WAT MAC SEGREGATED PORTFOLIO

By:	Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name:	Martin Kalish
Title:	Chief Operating Officer

WATERSTONE MARKET NEUTRAL MASTER FUND, LTD

By:	Waterstone Capital Management, L.P.

By:	/s/ Martin Kalish
Name:	Martin Kalish
Title:	Chief Operating Officer

PANDORA SELECT PARTNERS, LP

By:	Pandora Select Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	Whitebox Multi-Strategy Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

WHITEBOX CREDIT ARBITRAGE PARTNERS, LP

By:	Whitebox Credit Arbitrage Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS, LP

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

WHITEBOX ASYMMETRIC PARTNERS, LP

By:	Whitebox Asymmetric Advisors, LLC
its General Partner

By:	Whitebox Advisors, LLC
its Managing Partner

By:	/s/ Mark Strefling
Name:	Mark Strefling
Title:	Chief Operating Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]